ASSET PURCHASE AGREEMENT

BY AND AMONG

NET PROFITS TEN, INC.,

WORLD MOTO (THAILAND) CO., LTD.,

CHRIS ZIOMKOWSKI,

AND

PAUL GILES

Dated as of September 1, 2012

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TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)

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Exhibits

Exhibit 1.1(a)(1)	Assumption Agreement for Debt - to be provided at Closing
Exhibit 1.1(a)(2)	Bill of Sale and Assignment – to be provided at Closing
Exhibit 5.12	Lock up Agreement
Exhibit 8.3(a)	Patent Assignments for Product Patents – to be provided at Closing (Note: this is only the assignment from World Moto Thailand to Net Profits.)

Schedules

Schedule 2.1(b)	Patent Rights
Schedule 2.1(c)	Copyrights and Website Domain Names
Schedule 2.1(d)	Trademarks
Schedule 5.4(b)	Products and Software
Schedule 5.4(c)	Proprietary Rights and Agreements, Licenses, Sublicenses, Assignments
Schedule 5.4(e)	Exceptions
Schedule 5.4(f)	Infringements
Schedule 5.4(g)	Software Source Code Publications
Schedule 5.4(h)	Exclusive Right to Software
Schedule 5.4(i)	Interference with Contract
Schedule 5.4(k)	Web Site and Other Rights Limitations
Schedule 5.4(m)	Employees Without Work For Hire Agreements
Schedule 5.4(n)	Applicable Law Exception
Schedule 5.5	Sufficiency exception
Schedule 5.6(b)	Material Agreements
Schedule 5.14	Transactions with Affiliates
Schedule 8.1(f)	Required consents

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of September 1, 2012, is among Net Profits Ten, Inc., a Nevada corporation (“Purchaser”), World Moto (Thailand) Co., Ltd., a corporation established under the laws of the Kingdom of Thailand (“Seller”), Chris Ziomkowski, the Chief Technical Officer of the Seller (“Chris”) and Paul Giles, the Chief Executive Officer of the Seller (“Paul”). Together Chris and Paul are referred to as the “Officers.”

WHEREAS, Seller has developed and seeks to fund and commercialize one or more devices to provide metering of rides on motor scooters and similar types of transportation vehicles, referred to as the Moto-Meters through the sale of the assets related to the Moto-Meters in a stock purchase transaction;

WHEREAS, Seller proposes to sell to Purchaser, and Purchaser proposes to purchase from Seller, substantially all of the assets of Seller related to the Moto-Meters, and Purchaser proposes to assume certain debt liabilities of Seller, upon the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1           Certain Definitions.

(a)          Defined terms used in this Agreement shall have the meanings ascribed to them by definition in this Agreement or as specified in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Ancillary Agreements” means the Bill of Sale and Assignment, the Assumption Agreement, and the assignments of Proprietary Rights to be delivered by Seller to Purchaser as contemplated by Section 8.3,.

“Assumption Agreement” means the Assumption Agreement from Purchaser to Seller, substantially in the form as mutually agreed upon by the parties prior to Closing and to be attached to this Agreement as Exhibit 1.1(a)(1) hereto relating to the Assumed Liabilities.

“Bill of Sale and Assignment” means the Bill of Sale and Assignment from Seller to Purchaser, substantially in the form as mutually agreed upon by the parties prior to Closing and to be attached to this Agreement as Exhibit 1.1(a)(2) hereto.

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“CBMZ” means CBMZ Corporation of 1 Sandyport, Nassau, NP, Bahamas.

“Contract” means any contract, subcontract, lease, license, commitment, sale and purchase order, or other agreement, arrangement or understanding of any kind, whether written or oral, and whether expressed or implied.

“Governmental Body” means any government or governmental or regulatory or quasi-governmental entity, body thereof, or political subdivision thereof, whether federal, state, local, foreign, or supranational, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Indebtedness” means indebtedness for borrowed money or the equivalent or represented by notes, bonds or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property, and including, without limitation, capital lease obligations, including all accrued and unpaid interest thereon, and applicable prepayment, breakage or other premiums, fees or penalties and the costs of discharging such indebtedness.

“Indemnified Party” means a Purchaser Indemnified Party or a Seller Indemnified Party.

“Intellectual Property” means know-how, proprietary rights or other intellectual property, including without limitation trade secrets, inventions, formulae, processes, databases, patents (including all reissues, divisions, continuations, continuations in part, and extensions thereof), patent applications, trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, logos, copyrights, copyright registrations, copyright applications, web sites and home pages, universal resource locaters, domain names, all rights to, and all intellectual property used or necessary to, create, publish, modify or maintain, any website or home page, customer and advertiser information, mailing and subscription lists, information not known to the general public, literary works, whether or not copyrightable, ideas, concepts, designs, drawings, discoveries, product and service developments, inventions, improvements, processes, software, programs, source codes and materials, object codes and materials, algorithms, techniques, technology, technical information, research material, prototypes and models.

“Knowledge of Seller” means the knowledge, after due inquiry, of the employees and each executive officer and technical officer of Seller on the date hereof or on the Closing Date with respect to the matters at hand.

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“Laws” means all laws, statutes, common law, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, rulings, injunctions, writs, awards, policies, guidance and decrees of, or issued or entered by, all Governmental Bodies.

“Legal Proceeding” means any judicial, administrative, investigative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, financing statement, option, right of first refusal, easement, encroachment, assignment of rents, equitable interest, deposit arrangement, community property interest, servitude or transfer or other restriction of any kind, including but not limited to, any restriction on the use, voting, receipt of income or other exercise of any attribute of ownership.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, properties, results of operations, condition (financial or otherwise), or prospects of Seller or the Products, (ii) the value of the Assets as a whole or the Products individually or a material increase in the Assumed Liabilities, (iii) the ability of Seller to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or any of the Ancillary Agreements.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of business of Seller with respect to its use and operation of the business of the Seller, consistent with past practice.

“Pre-Closing Financing” means the sale of common stock by Purchaser in an aggregate amount of gross proceeds of $225,000, less any amounts paid to Seller by Purchaser under the terms of this Agreement as Service Fees defined in Section 7.13.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Permitted Exceptions” means (i) Liens for assessments or other governmental charges not yet due and payable and, if not paid by Seller at or before the Closing, such current taxes shall effect a reduction of the Closing Date Payment; (ii) Liens that will be released prior to or as of the Closing; (iii) Liens created by or through Purchaser, and (vi) such other Liens, if any, disclosed on Schedule 1.1(a)(1), none of which, individually or in the aggregate, materially interfere with the continued use or operation or value of the Assets or the Products.

“Person” means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

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“Post-Closing Financing” means the sale of common stock for $1,700,000 in gross proceeds.

“Purchase Price” means the aggregate amounts payable to Seller under Section 3.1.

“Purchaser Common Stock” means the shares of common stock, par value $0.001 per share, of Purchaser.

“Purchaser Indemnified Parties” means Purchaser and its Affiliates, their respective officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing.

“Seller Disclosure Schedules” means the disclosure schedules prepared by Seller and delivered to Purchaser simultaneously with the execution and delivery of this Agreement.

“Seller Indemnified Parties” means Seller and its Affiliates, their respective officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing.

“Software” means computer software, whether in the form of Source Code, object code, executable code, firmware or otherwise, and whether tangible or intangible, together with all related engineering and product specifications, schematics, logic diagrams, flow charts, designs, routines, sub-routines, program and system logic, program architecture, program documentation, operating instructions, technical and user manuals and training materials, all updates, upgrades, modifications, enhancements, improvements and derivatives of the foregoing and all other information and technical data related to the ownership, use, design, development, testing, enhancement, support and/or maintenance of the Software.

“Tax” or “Taxes” shall mean all taxes, charges, duties, fees, levies or other assessments, including but not limited to, income, excise, property, sales, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Body, and including any interest, penalties and additions attributable thereto.

“Tax Return” means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

“Web Site” or “Web Sites” means, individually or collectively, all web sites of or maintained by or for Seller or the business of the Seller.

(b)          Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

SECTION 1.2           Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

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SECTION 1.3           Dollars. Any reference in this Agreement to $ or Dollars shall mean United States dollars.

SECTION 1.4           Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

SECTION 1.5           Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

SECTION 1.6           Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

SECTION 1.7           Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

SECTION 1.8           Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

SECTION 1.9           No Drafting Presumptions. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements contemplated hereby and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
PURCHASE AND SALE

SECTION 2.1           Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, the assets owned by Seller or any Affiliate thereof related to the Moto-Meters, including, without limitation, all right, title and interest of Seller in and to all patents, patent applications, copy rights, trade names, service marks, software, drawings, proto-types, mock ups, specifications, technical knowhow, goodwill, claims and rights of Seller owned by, used in or necessary for the continued use of the assets, of every nature, kind and description, tangible and intangible, owned, leased or licensed, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Seller, free and clear of all Liens other than Permitted Exceptions. All of the foregoing are herein collectively referred to as the “Assets” and include, without limitation, all of the following:

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(a)          all Software, products and systems produced, developed, licensed, sold, marketed or distributed by Seller, whether extant, discontinued, defunct or currently provided or licensed or under development or to be provided or licensed in the future, and any and all applications, versions, revisions, operating environments, translations, products, enhancements, extensions and/or spin-offs relating to or derived from any of the foregoing, and whether embodied in disc, internet, web-based, electronic, or any other form or medium whatsoever, and all rights to market, publish, create, provide, develop, license, sell, distribute, modify, adapt and otherwise exploit any and all of the foregoing throughout the world, related to the Moto-Meters products (the foregoing being, collectively, the “Products”);

(b)          all United States and foreign patents, and applications therefor, and all patent continuations, continuations in part, reissues and patent disclosures of Seller (collectively “Patent Rights”), including those set forth on Schedule 2.1(b), and all inventions (whether or not patentable) and improvements, of or used by Seller, including those relating to any of the Products;

(c)          all United States and foreign copyrights, whether registered or not, and applications to register the same, of Seller, registered or not, and where not owned, Seller’s right to use copyrights used or intended to be used by Seller, and all rights to obtain renewals and extensions of such Copyrights related to the Products (collectively “Copyrights”) including those set forth on Schedule 2.1(c), together with all causes of action in favor of Seller or any prior owner or operator of the Products (and the proceeds thereof) heretofore accrued or hereafter accruing with respect thereto;

(d)          all names, titles, trademarks, trade names, service marks, company names, logos, devices, insignias, formats and designations of Seller or used or intended for use in connection with any of the Products, and all trademark registrations and applications therefor, and the goodwill related thereto (collectively, “Trademarks”), including those set forth on Schedule 2.1(d), together with all causes of action (and the proceeds thereof) in favor of Seller heretofore accrued or hereafter accruing with respect to any of the Trademarks;

(e)          all visual and machine readable embodiments of an algorithm, mask work rights or computer program of Seller or marketed or used by or for the Products, including the process or method thereof and the concepts contained therein, and the representation in the original language in which the program was coded and any languages into which the same may have been translated, together with instructions and any other information necessary or convenient to the compilation and/or editing of such code into object code, including any and all comments by authors, procedural code (such as job control language) and all associated Documentation (as hereinafter defined) (collectively, “Source Code”);

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(f)          all documentation, records and software, whether in machine or visually readable or other tangible form, evidencing, representing or containing, embodying or related to any Source Code or program or used in or necessary to the Products, including, without limitation, any manuals, functional and design specifications, notes on architecture, logic, flow charts, user and programmer instructions, coding, test suites, test plans, testing notes, regression suites, error reports and logs, patches and patch instructions, itemizations of development tools, project history documents and other technology or information, and all other writings which would be necessary or helpful to a skilled programmer to create, understand, maintain, modify and enhance any Source Code (collectively, “Documentation”);

(g)          all know-how, trade secrets and other Intellectual Property of Seller, including, without limitation, all information not known to the general public, literary works, whether or not copyrightable, vendor, supplier, customer and license records and other files of Seller or related to the Products, and each Website or home page of or maintained by or for Seller or the business of the Seller which relates to or uses any of the Trademarks or Copyrights, all property and assets (tangible and intangible) used or necessary to create and publish any such Website or home page, and any and all universal resource locators (“URLs”) and domain names, of Seller or maintained by or for the Products (all of the foregoing, together with the Products, Patent Rights, Copyrights, Trademarks, Source Code and Documentation referred to above being, collectively, the “Proprietary Rights”);

(h)          all files, lists, books and records of Seller, relating to the Products and all proto-types and mock-ups and all manufacturing specifications and materials, including manufacturing dies, relating to the Products;

(i)          all Permits of Seller, if any, throughout the world relating to the Products (the “Assumed Permits”); and

(j)          the goodwill of or pertaining to any or all of the Assets and/or the Products.

SECTION 2.2           Assumption of Assumed Liabilities.

(a)          At the Closing, Purchaser shall assume, and agree to pay, perform, fulfill and discharge the following obligations, and only the following obligations, of Seller (collectively, the “Assumed Liabilities”):

(i)          all obligations and liabilities of the Seller to Purchaser, if any, which arise or accrue under promissory notes or other obligations entered into between the date of this Agreement and the Closing Date; and

(ii)         all obligations and liabilities of the Seller to CBMZ pursuant to those certain promissory notes dated on or about July 2012, in aggregate principal amount of $75,000, which principal debt and accrued interest and other expenses will convert into shares of common stock of the Purchaser at the Closing, at the same rate as the price per share paid by the investors in the Pre-Closing Financing.

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(b)          Except as provided in Section 2.2(a), Purchaser shall not assume, in connection with the transactions contemplated hereby, any liability or obligation of Seller whatsoever, whether known or unknown, disclosed or undisclosed, accrued or hereafter arising, absolute or contingent, and Seller shall retain responsibility for all such liabilities and obligations (with all such unassumed liabilities and obligations referred to herein as the “Excluded Liabilities”). Excluded Liabilities will include, without limitation, any of the following liabilities and obligations:

(i)          any liabilities or obligations for Indebtedness of Seller;

(ii)         any liabilities for foreign, federal, state and local Taxes of Seller;

(iii)        any liabilities or obligations under the Real Property Lease, the Personal Property Leases or Contracts of the Seller;

(iv)        any liabilities or obligations of Seller arising out of any legal action, suit, proceeding or investigation pending as of the Closing;

(v)         any liabilities or obligations arising out of Seller’s compliance or non-compliance with any Law;

(vi)        any liabilities (other than Assumed Liabilities) to which Purchaser or any of the other Purchaser Indemnified Parties may become subject and that arises from or relates to any Product produced or sold or any services related to the Product performed by Seller prior to Closing;

(vii)       any liabilities to the extent arising out of employment, employment grievances or termination of employment of any persons employed by Seller, including any workmen’s compensation claims, or any bonus, retention, severance or similar payment that Seller is obligated to make to any current or former employee, director, consultant or other Person as a result of the acquisition of the Assets by the Purchaser;

(viii)      any liabilities to the extent Purchaser is indemnified therefor pursuant to the terms of this Agreement; and

(ix)         any liabilities under any employee benefit or welfare plan covering any present or former employee of Seller or any of its Affiliates (including, without limitation, any liabilities relating to any health care plans or benefits).

ARTICLE III
PURCHASE PRICE; EARN-OUT; ALLOCATIONS; ADJUSTMENTS

SECTION 3.1           Purchase Price; Payments.      Subject to and upon the terms and conditions set forth in this Agreement, as consideration for the sale, assignment, transfer and delivery of the Assets to Purchaser, Buyer will pay a total price for the Assets as follows:

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(a)          by issuance of an aggregate of shares of the Purchaser Common Stock (the “Closing Date Payment”), representing 60% of the outstanding shares of common stock of Purchaser Common Stock immediately after the Closing, which aforementioned aggregate outstanding Purchaser Common Stock takes into account, among other things, (i) the issuance of Purchaser Common Stock in the Pre-Closing Financing, (ii) the conversion into Purchaser Common Stock of any Assumed Liabilities, (iii) the payment of any finder fees in connection with the Pre-Closing Financing by the issuance of shares of Purchaser Common Stock, and (iv) the recapitalization of number of shares of Purchaser Common Stock outstanding prior to the Closing Date, which Closing Date Payment shares may be allocated to the shareholders of the Seller or their respective nominees as determined by the Seller and notified to the Purchaser prior to Closing; and

(b)          by the assumption of the Assumed Liabilities.

SECTION 3.2           Valuation of Purchase Price. The Purchase Price represented by the Purchaser Common Stock issued to the Seller will have an aggregate value of $100,000. The Purchaser and Seller have determined this valuation on an arms-length basis, with the understanding that the Purchaser Common Stock is not readily traded, there has been no volume in the Purchaser Common Stock, the Purchaser will undergo a recapitalization and reincorporation and any public quoted market price is not determinative of the value of the Purchaser Common Stock. Purchaser and Seller shall file their respective Tax Returns on the basis of such aggregate value, as it may be amended, and no party shall thereafter take a Tax Return position inconsistent with such valuation unless such inconsistent position shall arise out of or through an audit or other inquiry or examination by the IRS or other Governmental Body. There is no allocation among the Assets with respect to the value thereof or the purchase price being paid.

ARTICLE IV
CLOSING AND TERMINATION

SECTION 4.1           Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Sections 8.1 and 8.2 hereof, the closing of the transactions contemplated hereby (the “Closing”) shall take place at such place and such time as Purchaser and Seller shall agree on a date to be specified by Purchaser and Seller, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver of each condition to the Closing set forth in Article VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to by Purchaser and Seller. The date on which the Closing shall occur is referred to in this Agreement as the “Closing Date”.

SECTION 4.2           Termination of Agreement. This Agreement may be terminated as follows:

(a)          by Seller or Purchaser (by written notice to the other) if the Closing has not occurred on or before October 31, 2012, for any reason other than delay or nonperformance of the party seeking such termination;

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(b)          if the Closing has not occurred within five (5) Business Days following the date on which all of the conditions set forth in Article VIII are satisfied (other than conditions that by their nature are to be satisfied at the Closing) or waived because of a party’s refusal to consummate the transactions contemplated hereby, then by written notice from the other party;

(c)          by mutual written consent of Seller and Purchaser;

(d)          by Seller or Purchaser (by written notice to the other) if there shall be in effect a final non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(e)          by written notice from Purchaser to Seller if (x) Purchaser is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, and (y) any of the conditions set forth in Sections 8.1(a) or 8.1(b) is incapable of fulfillment, or if the breach that is not waived by Purchaser giving rise to the failure of any such conditions to be satisfied is capable of being cured, such breach shall not have been cured within ten (10) days following receipt by Seller of notice of such breach from Purchaser; or

(f)          by written notice from Seller to Purchaser if (x) Seller is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, and (y) any of the conditions set forth in Sections 8.2(a) or 8.2(b) is incapable of fulfillment, or if the breach that is not waived by Seller giving rise to the failure of any such conditions to be satisfied is capable of being cured, such breach shall not have been cured within ten (10) days following receipt by Purchaser of notice of such breach from Seller.

SECTION 4.3           Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 4.2, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser or Seller; provided, that (i) no such termination shall relieve any party hereto from liability for any willful breach of this Agreement and, provided, further, that the obligations of the parties set forth in Article X hereof shall survive any such termination and shall be enforceable hereunder, and (ii) no termination shall impair the right of any party to compel specific performance by any other party of its obligations under Article X (excluding Section 10.11) of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER AND OFFICERS

Each of the Seller and each of the Officers, jointly and severally, represent and warrant to Purchaser that, except as set forth in a below referenced Seller Disclosure Schedule:

SECTION 5.1           Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, operate, lease and otherwise hold the Assets and use and operate the Assets as they are now being used, and is duly qualified or licensed to do business as a foreign entity in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be qualified or licensed or be in good standing would not have a Material Adverse Effect. Seller does not have any subsidiaries.

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SECTION 5.2           Authorization. Seller has all requisite power and authority to own the Assets and execute and deliver this Agreement, the Ancillary Agreements and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement, and to perform fully its obligations hereunder and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Seller and the performance by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and no other limited liability or other proceedings are required in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements. This Agreement has been, and each of the Ancillary Agreements will be at or prior to the Closing, duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Ancillary Agreements when so executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 5.3           Conflicts; Consents of Third Parties.

(a)          None of the execution and delivery by Seller and the Officers of this Agreement or the Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller or the Officers with any of the provisions hereof or thereof will result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of acceleration, termination or cancellation of any obligation, modification of any right, or result in the creation of any Lien upon the Assets, or loss of any benefit under any provision of (i) the certificate of formation, operating agreement or any comparable organizational document of Seller; (ii) any material Contract or Permit to which Seller or the Officers is a party or by which the Assets are bound; (iii) any Order applicable to Seller or the Officers or by which the Assets are bound; or (iv) any applicable Law.

(b)          Other than formalizing the assignment of certain patents by the Officers to the Seller and obtaining approval of the shareholders of the Seller for the transaction contemplated by this Agreement, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person (under any Contract or otherwise) or Governmental Body is required on the part of Seller or the Officers in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the compliance by Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby (the “Required Consents”).

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SECTION 5.4           Intellectual Property; Proprietary Rights; Software.

(a)          (i) Schedule 2.1(b) sets forth a true and complete list of all Patent Rights of Seller, (ii) Schedule 2.1(d) sets forth a true and complete list of all Trademarks of Seller, including those relating to the Products, and (iii) Schedule 2.1(c) sets forth a true and complete list of all registered Copyrights of Seller, in each case including all applications for the same and indicating the registered or other owner, expiration date and number, if any. Schedule 2.1(c) also sets forth all Websites of or maintained by or for Seller or its business, and all assumed or fictitious names under which Seller or its Affiliates is or has ever conducted any of its business.

(b)          Schedule 5.4(b) contains (i) a true and complete list of all Products and Software owned or purported to be owned by Seller or any Affiliate for license to others (“Seller Software”), and all other Software published, marketed licensed from others, supported used or maintained by Seller or any Affiliate (the “Licensed Software”), and (ii) an accurate description of any Software code, in whatever form embodied, which are included in or with any of Seller Software or the Licensed Software and which requires the consent (whether subject to royalty or otherwise) of any Person other than Seller or any Affiliate in order for any of the same to be sold, transferred, used, licensed, updated, enhanced or modified or integrated with other Software by Seller, Purchaser, any Affiliate or any other Person; provided that Schedule 5.4(b) need not list Software licensed to Seller or any Affiliate that are commercially available at minor cost to the general public and subject to customary “shrink-wrap” license agreements.

(c)          Schedule 5.4(c) contains a true and complete list of all Contracts, licenses, sublicenses, assignments and indemnities (other than customary end-user licenses and in-bound agreements for licensing of “off-the-shelf” software) which relate to the Proprietary Rights or the Products (the “Proprietary Rights Agreements”). True and complete copies of all of the Proprietary Rights Agreements have been made available to Purchaser. All of the Proprietary Rights Agreements are in full force and effect (unless expired in accordance with their terms) and enforceable against Seller and, to Seller’s Knowledge, the applicable counterparty in accordance with their terms, and there is no violation or default by Seller and, to Seller’s Knowledge, by the counterparties, under the Proprietary Rights Agreements. No event has occurred or circumstance exists which with notice or lapse of time or both would constitute an event of default of Seller, or give rise to a right of termination or cancellation of Seller, or result in the loss or adverse modification of any right or benefit of Seller under any of the Proprietary Rights Agreements, including, without limitation, the transactions contemplated by this Agreement. No party to any Proprietary Rights Agreement has given Seller written notice of any material breach or default under any thereof. No amount payable or reserved under any Proprietary Rights Agreement has been assigned by Seller and, no claim of offset or defense to payment of any amount under a Proprietary Rights Agreement has been asserted against Seller.

(d)          Except as specifically disclosed in Schedules 5.4(b), and 5.4(c) hereto, Seller either: (i) owns all the Proprietary Rights and Seller Software, or (ii) has the perpetual, royalty-free and unrestricted right to use the same anywhere in the world and in any medium, platform or language in each case free and clear of any Liens, and no part of the Proprietary Rights or Seller Software, including without limitation any Source Code, is subject to or held in escrow or in any third party’s possession.

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(e)          Except as set forth on Schedule 5.4(e), (i) all registrations for Patent Rights, Copyrights and Trademarks required to be identified pursuant to Section 2.1 are valid and in force, and all applications to register any Patent Rights or unregistered Copyrights and Trademarks so identified are pending and in good standing, all without challenge of any kind, and (ii) Seller has the sole and exclusive right to bring actions for infringement or unauthorized use of any of the Proprietary Rights, and, to the Knowledge of Seller and the Officers, there is no material basis for any such action. Correct and complete copies of: (x) registrations for all Patent Rights and registered Copyrights and Trademarks identified in Schedule 2.1(b), 2.1(c) and 2.1(d), and (y) all pending applications to register unregistered Copyrights and Trademarks required to be identified pursuant to Section 2.1(b) have heretofore been delivered or made available by Seller to Purchaser. Schedule 5.4(e) sets forth a list of all actions that are required to be taken by Seller or Purchaser within 120 days of the Closing Date with respect to any of the Proprietary Rights (including any required filings, registrations, fees or other required payments) in order to avoid prejudice to, or impairment or abandonment of, such Proprietary Rights.

(f)          Except as disclosed in Schedule 5.4(f), no infringement of any Intellectual Property, or rights thereto of any other Person has occurred or results in any way by Seller or from any aspect of the Products. Except as disclosed in Schedule 5.4(f), Seller has not received written notice of any claim against Seller, any Affiliate or any predecessor owner of the business of the Seller that any of the Products, Programs, or the Assets of or marketed or used by Seller infringes any Intellectual Property or rights thereto of any other Person.

(g)          Except as disclosed in Schedule 5.4(g) hereto, there has been no publication or distribution or delivery by Seller or, to Seller’s Knowledge, any other Person of any of the Source Code of any of the Seller Software that could in any way affect the right of Seller or any Affiliate to seek, assert or enforce copyright or trade secret protection for such Seller Software. With respect to the Contracts pertaining to any Seller Software entered into by or binding upon Seller or any Affiliate, Seller and such Affiliate have licensed the Seller Software and not sold any thereof, thus retaining all ownership of the underlying software, and no exclusive license, nor any other license other than non-exclusive licenses to end-users in the Ordinary Course of Business and on customary terms and conditions, has been granted in respect to any of the Products or the Seller Software.

(h)          Except as disclosed in Schedule 5.4(h), (i) Seller has the exclusive right to develop, publish, market, license and sell all of the Seller Software, (ii) no Person other than Seller may develop, publish, market, license or sell all or any part of the Seller Software without the prior consent of Seller (exercisable in its sole discretion) and Seller has not given any such consent, and (iii) Seller owns all right, title and interest in and to the Seller Software and the exclusive right to apply for copyright and patent protection therefor.

(i)          Except as disclosed in Schedule 5.4(i), Seller is not a party to or bound by any Contract or understanding relating to or which is reasonably likely to interfere with the full exploitation of any rights or property by Purchaser or which restricts its right to enter into this Agreement or to perform in accordance herewith. Seller has not entered into any agreement which involves the publication, development, manufacture, license or marketing of any computer software or product in competition with, or which competes or is reasonably likely to compete with, any of the Seller Software.

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(j)          Seller has, and on the Closing Date Purchaser will have, the right to use all Proprietary Rights in the manner used by Seller. Neither the Seller nor the Officers have any Knowledge of any infringement or unlawful, unauthorized or conflicting use of or by any of the Proprietary Rights.

(k)          Except as disclosed in Schedule 5.4(k), Seller owns or possesses the perpetual, world-wide, royalty-free, fully assignable right to (i) operate each Web Site as presently conducted, and (ii) use, display, perform, publish, disseminate, transmit and distribute the content and other information displayed, published, performed, disseminated, transmitted or distributed by Seller on or through each Web Site and to disseminate, transmit, distribute, market, sell or license the information, products and services disseminated, transmitted, marketed, sold or licensed on or through each Web Site.

(l)          No transaction heretofore engaged in by Seller has, and none of the transactions contemplated by this Agreement will, require or obligate Seller to provide, sell, license, assign or transfer any Products, Source Code or Proprietary Rights to any Person.

(m)          No Person who has performed services in connection with the development and/or enhancement of any of the Seller Software, or any other Proprietary Rights, whether as employee, consultant or as independent contractor, nor any other past or present employee of Seller or any Affiliate, holds any proprietary or other ownership rights with respect to Seller Software. Except as disclosed in Schedule 5.4(m), each employee, agent, consultant or contractor who has contributed to or participated in the creation or development of any Seller Software or any copyrightable, patentable or trade secret material on behalf of the Seller or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which Seller is deemed to be the original owner/author of all property rights therein; or (ii) has executed an enforceable assignment in favor of Seller (or such predecessor in interest, as applicable) of all right, title and interest in all of the same.

(n)          Except as indicated in Schedule 5.4(n), Seller has complied in all material respects with all applicable Laws relating to, and all rules, policies and procedures established by Seller from time to time with respect to, privacy, data protection and the collection and use of personally identifiable information and user information gathered or accessed in the course of its operations, and no claim alleging a violation of any Person’s privacy, personal or confidentiality rights under any of such Laws, policies or procedures has been asserted or, to the Knowledge of any Seller, threatened against Seller or the Assets.

(o)          Seller has established in accordance with general industry standards data back-up procedures which are complied with, and hardware back-up and disaster prevention facilities which are suitable, to minimize the effects on Seller of human error or other circumstances resulting in computer hardware, software or data failure.

(p)          All technical information developed by and belonging to Seller has been kept confidential, except where the failure to keep such information confidential will have a Material Adverse Effect.

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(q)          Seller does not believe it is or will be necessary for Purchaser to utilize any inventions, trade secrets or proprietary information of any of Seller’s former or current employees made prior to their employment by Seller, except for inventions, trade secrets or proprietary information that have been assigned to Seller.

SECTION 5.5           Sufficiency. Except as set forth on Schedule 5.5 the Assets constitute all of the assets, properties, interests and rights necessary for the continued development, manufacturing, functioning, marketing, and servicing the Products as contemplated as of the date of this Agreement.

SECTION 5.6           Material Contracts; Assumed Contracts.

(a)          Seller is not a party to or bound by any agreements described as follows:

(i)          any Contract or commitment to pay or receive any royalty, license or management fees relating to the Products or any of the other Assets;

(ii)         any Internet or Website related Contracts other than those that are included in the Assets;

(iii)        any Contract for research or development with respect to Software or other Intellectual Property relating to the Products;

(iv)        any Contract containing covenants which limit or restrict (or purport to limit or restrict) the ability of Seller to develop, manufacture, market or service the Products or any other trade or business in any geographic area, or which contain a covenant binding (or purporting to be binding) upon Seller or, from and after the Closing, Purchaser or any of its Affiliates not to compete in respect of the Products (including non-competition, exclusive dealing, and customer non-solicitation agreements);

(v)         any Contract establishing a joint venture or partnership with respect to the Products; or

(vi)        any Contract relating to sales agency, supply, broker, purchase, distribution, sales representation, advertising, promotional, support, maintenance, outsourcing, manufacture and fulfillment agreements or franchises, to which Seller is a party or by which Seller is bound in respect of the Products.

(b)          Seller has made available to Purchaser prior to the date of this Agreement true, correct and complete copies of each Contract relating to or comprising the Assets, including the Products (collectively referred to herein as the “Material Contracts”), which are set forth on Schedule 5.6(b).

(c)          All Material Contracts are enforceable in accordance with their terms against Seller and, to the Knowledge of Seller, the other parties thereto, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Seller is not (with or without the lapse of time or the giving of notice, or both) in material breach of any Material Contract and, to the Knowledge of Seller, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach thereunder.

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SECTION 5.7           Litigation. There are no (a) investigations by a Governmental Body pending or, to the Knowledge of Seller or the Officers, threatened against Seller or the Assets or (b) Legal Proceedings or Orders entered by, involving, pending against or, to the Knowledge of Seller or the Officers, threatened, against Seller or the Assets.

SECTION 5.8           Compliance with Laws.

(a)          Seller is, and at all times in the past two (2) years has been, in material compliance with all Laws, including those applicable to the ownership and operation of the Products.

(b)          Seller has not received within the past two (2) years any written notice from a Governmental Body that it or the operation of the business of the Seller or the Assets is in violation of any such Laws or authorizations of any Governmental Body.

SECTION 5.11         [reserved].

SECTION 5.12         No Questionable Payments. Neither Seller nor any director, officer, agent, employee or other Person associated with or acting on behalf of Seller has: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5.13         Brokers, Finders and Investment Bankers. Neither Seller, nor any officer, member, director or employee of Seller, nor any Affiliate of Seller, nor any stockholder of Seller has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby. Specifically excluded from this representation is a fee of $25,000 payable in shares of Purchaser Common Stock to CBMZ in connection with the Pre-Closing Financing which is the responsibility of the Purchaser.

SECTION 5.14         Transactions With Affiliates; Sharing of Assets, Continuity of Operations.

(a)          Other than as set forth in Schedule 5.14, neither Seller nor any director, officer, stockholder or other Affiliate of Seller will, immediately following the Closing:

(i)          own or control, or have any interest in, any of the Assets, or be a party to any Assumed Liability;

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(ii)         have any material contractual or other claim, express or implied, of any kind whatsoever against or in respect of the Assets; or

(iii)        be engaged in any transaction with any potential customer, supplier or manufacturer of the Products.

(b)          There are no assets, rights or services provided to Seller prior to the Closing which are necessary for the continued development, design, manufacture, packaging and marketing and use by customers of the Products that are not included in the Assets.

SECTION 5.15         Records. The books and records of Seller relating to the Assets are and have been prepared in the Ordinary Course of Business and appropriately reflect the operations and transactions thereof in all material respects in respect of the Assets, and there has been no transaction involving any of the Assets which properly should have been set forth therein and which has not been accurately so set forth.

SECTION 5.16         Taxes.

(a)          All Tax Returns due to have been filed by Seller in accordance with all applicable Laws have been duly filed and are true, correct and complete in all material respects. Any Tax required to have been withheld or collected by Seller has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

(b)          All Taxes, deposits and other payments for which Seller has liability (whether or not shown on any Tax Return) have been timely paid in full or are accrued in full as liabilities for Taxes on the books and records of Seller.

(c)          Except for Permitted Exceptions, there are no Liens for Taxes with respect to any of the Assets or the Products, nor is there any such Lien that is pending or, to the Knowledge of Seller, threatened.

SECTION 5.17         Sale of Products. Each Product that has been sold by or on behalf of Seller to any Person and warranted by Seller conformed and complied in all material respects with the terms and requirements of any applicable warranty of Seller. Each Product that has been sold and warranted by Seller to any Person conformed and complied in all material respects with the terms and requirements of all applicable Law. Seller will not incur or otherwise become subject to any liability arising directly or indirectly from any Product manufactured or sold by or on behalf of Seller on or at any time prior to the Closing Date, other than bugs, fixes and warranty claims in the Ordinary Course of Business. To Seller’s Knowledge, no Product manufactured or sold by or on behalf of Seller has at the time of such sale been the subject of any recall or other similar action.

SECTION 5.18         Purchase Entirely for Own Account. The shares of Purchaser Common Stock issuable hereunder are being acquired by Seller for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Notwithstanding the foregoing, the Seller may distribute the Purchaser Common Stock to its shareholders as part of a plan of distribution or dividend, provided that the distribution or dividend complies with any regulatory or statutory exemption available under the United States securities laws, including but not limited to Regulation S.

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SECTION 5.19         Disclosure of Information. Seller for itself and on behalf of its shareholders has had an opportunity to discuss Purchaser’s business, management, financial affairs and the terms and conditions of the offering of the shares of Purchaser Common Stock with Purchaser’s management, and has had an opportunity to review Purchaser’s public filings under federal securities Laws at www.sec.gov. In addition to the foregoing, Seller acknowledges that it has had the opportunity to review and consider this Agreement and the provisions, terms and effects hereof with tax and financial advisors of its choosing and that neither Purchaser nor any Person employed by or representing or advising Purchaser has made any representations, warranties or assurances of any kind to Seller (other than those set forth in this Agreement regarding the potential tax, financial or legal implications of this Agreement or any of the transactions or other agreements provided for herein or connected herewith.

SECTION 5.20         Restricted Securities. Seller understands and in the event of a distribution of the Purchaser Common Stock by the Seller will inform the distributees that the shares of Purchaser Common Stock have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations and warranties of the recipient of the Purchaser Common Stock as expressed herein. Seller understands and in the event of a distribution of the Purchaser Common Stock by the Seller will inform the distributees that the shares of Purchaser Common Stock are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, the holder of the Purchaser Common Stock must hold such securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Seller acknowledges and in the event of a distribution of the Purchaser Common Stock by the Seller will inform the distributees that Purchaser has no obligation to register or qualify the shares of Purchaser Common Stock for resale and if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the securities, and on requirements relating to Purchaser which are outside of the control of holder of the Purchaser Common Stock, and which Purchaser is under no obligation and may not be able to satisfy.

SECTION 5.21         Lock-Up. Seller agrees and understands that the Purchaser Common Stock received by the Seller as the Closing Date Payment will be subject to a lock-up of one year from and after the Closing Date, and if any of the Purchaser Common Stock held by the Seller is distributed to any other person during the period of the lock-up, such transfer on the books and records of the Purchaser will not take place until the recipient of those shares agrees in writing to the equivalent terms of this lock-up. Additionally, any holder of the Purchaser Common Stock who takes any of the Purchaser Common Stock during the period of the lock-up directly from or through a distributee of the Seller, must first agree in writing to the terms of this provision before the transfer will take place on the books and records of the Purchaser in the form as attached hereto as Exhibit 5.21. As part of the lock-up, the Seller, and any direct or subsequent distributee of the Seller, will not directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock.

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SECTION 5.22         Legend. Seller understands that the securities issuable hereunder and any securities issued in respect of or exchange for such securities, if applicable, may bear the following legend, whether such securities are held by the Seller or any distribute of the Seller:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER IN ITS SOLE DISCRETION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

SECTION 5.23         Full Disclosure. Neither this Agreement nor any of Ancillary Agreements, the information set forth in the Disclosure Schedule, and all other information regarding Seller and its business, condition, assets, liabilities, operations, financial performance and net income delivered or to be delivered by Seller in connection with the transactions contemplated in this Agreement, in the aggregate and to Seller’s and Officers’ Knowledge, contains or will contain any untrue statement of fact and neither this Agreement nor any of Ancillary Agreements, the information set forth in the Disclosure Schedule or such other information in the aggregate, omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading in light of the circumstances under which they were made.

SECTION 5.24         Representation. Each of the Seller and the Officers have been represented by counsel and tax professionals from time to time during the negotiations and drafting of this Agreement, and have determined that the extent of the involvement of their professional advisers is sufficient for them to make an informed decision concerning the terms of this Agreement and its obligations and consequences. Each of the Seller and the Officers understand that Golenbock Eiseman Assor Bell & Peskoe LLP represents the Purchaser only.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that:

SECTION 6.1           Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, operate, lease and otherwise hold its assets and to carry on its business as it is now being conducted, except where the failure to do so would not have a material adverse effect.

SECTION 6.2           Authorization of Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby, including the Ancillary Agreements, and to perform fully its obligations hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Ancillary Agreement has been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been, and each Ancillary Agreement will be at or prior to the Closing, duly executed and delivered by Purchaser, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 6.3           Conflicts; Consents of Third Parties.

(a)          None of the execution and delivery by Purchaser of this Agreement or the Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and bylaws of Purchaser; (ii) any material Contract or Permit to which Purchaser is a party or by which any of the properties or assets of Purchaser are bound; (iii) any Order applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law.

(b)          Other than the required filings with the Securities and Exchange Commission of the United States and FINRA, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the compliance by Purchaser with any of the provisions hereof or thereof.

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SECTION 6.4           Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

SECTION 6.5           Capitalization.

(a)          The authorized capital stock of Purchaser, as of the Closing Date, will consist of no more than 500,000,000 shares of Purchaser Common Stock and 50,000,000 shares of Purchaser Preferred Stock. As of March 31, 2012 and the date of this Agreement, 4,808,000 shares of Purchaser Common Stock were issued and outstanding and no preferred stock was outstanding. All of the issued and outstanding shares of Purchaser Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. Except as provided in this Agreement, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Purchaser to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Purchaser.

(b)          To Purchaser’s Knowledge, there are no voting trusts, stockholder agreements or other voting arrangements that have been entered into among the stockholders of Purchaser.

(c)          The Purchaser Common Stock, upon issuance in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

(d)          Except as contemplated in the Covenants, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of capital stock or any capital stock of Purchaser or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in or to any other person.

SECTION 6.6           SEC Reports and Financial Statements. Purchaser provided to the Seller prior to the execution of this Agreement by direction to the EDGAR website maintained by the United States Securities and Exchange Commission (the “SEC”) a true and complete copy of each form, report, schedule, registration statement, definitive proxy or information statement and other document (together with all amendments thereof and supplements thereto) filed or required to be filed by Purchaser or any of its Subsidiaries with the SEC since January 1, 2011 (as these documents have since the time of their filing been amended or supplemented, the “Purchaser SEC Reports”). Purchaser did not file any reports with the SEC except as set forth on the SEC’s EDGAR website. As of their respective dates, the Purchaser SEC Reports (i) complied as to form in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Purchaser SEC Reports (the “Purchaser Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Purchaser taken as a whole) the consolidated financial position of Purchaser as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

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SECTION 6.7           Brokers, Finders and Investment Bankers. Except for the fee of $25,000 to be paid in shares of Purchaser Common Stock, at a rate equivalent to the price of shares purchased by the investors in the Pre-Closing Financing which is the responsibility of the Purchaser, neither Purchaser, nor any officer, member, director or employee of Purchaser, nor any Affiliate of Purchaser, nor any stockholder of Purchaser has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby.

ARTICLE VII
COVENANTS

SECTION 7.1           No Solicitation of Transactions. Until the earlier of the Closing or the termination of this Agreement pursuant to Section 4.2, Seller shall not, directly or indirectly, through any stockholder, officer, director, manager, professional advisor or agent of any of them or otherwise, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into discussions or negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or other similar Contract with any Person other than Purchaser with respect to a sale of all or any substantial portion of Seller, the business of the Seller or the Assets, any joint venture, any sale of equity ownership of Seller or any other business arrangement, amalgamation, merger or otherwise (an “Acquisition Transaction”). Seller shall, and shall cause each of its stockholders, officers, directors, managers and agents to, immediately discontinue any ongoing discussions or negotiations with any Person (other than Purchaser) relating to a possible Acquisition Transaction.

SECTION 7.2           Conduct of the Business Pending the Closing.

(a)          Prior to the Closing, except as required by applicable Law, as otherwise contemplated by this Agreement or with the prior written consent of Purchaser, Seller shall operate only in the Ordinary Course of Business.

(b)          Without limiting the generality of the foregoing, except as required by applicable Law, as otherwise contemplated by this Agreement or with the prior written consent of Purchaser, Seller shall not:

(i)          subject any of the Assets to any Lien, except for Permitted Exceptions;

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(ii)         dispose of or permit to lapse any ownership and/or right to the use of any Proprietary Rights or other Intellectual Property or enter into any Contract relating to the research, development or license of any Intellectual Property;

(iii)        sell, transfer, lease or license, or agree to sell, transfer, lease or license, any of the Assets to any Person except in the Ordinary Course of Business;

(iv)        enter into any new Contract, renew, extend or modify any existing Contract, terminate or fail to renew any existing Contract relating to the Products, outside the Ordinary Course of Business;

(v)         develop, market or distribute Products, outside the Ordinary Course of Business;

(vi)        take any action that would reasonably be expected to cause any of the representations and warranties of Seller set forth in this Agreement not to be true and correct as of the date of such action or as of the Closing or otherwise prevent, materially delay or materially impede the consummation of the transactions contemplated herein; or

(vii)       authorize any of, or commit or agree to do, anything prohibited by this Section 7.2.

SECTION 7.3           Consents; Shareholder Consent. Seller shall use commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including but not limited to adoption by the board of directors and the shareholders of the Seller of all approvals required for the transfer of the Assets pursuant to the governing law applicable to and constituent documents of the Seller.

SECTION 7.4           Information of Seller to Purchaser. Seller, as requested by the Purchaser will provide to Purchaser all such information as may be necessary to satisfy its obligations to report and/or implement the transactions contemplated by this Agreement in its reports, schedules and other documentation to be filed with the SEC and Finra/OTC and to be provided to its stockholders.

SECTION 7.5           Further Assurances. Each party hereto shall use commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. Purchaser and Seller shall use commercially reasonable efforts to cause the Closing to occur. Each of Purchaser and Seller shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that would reasonably be expected to, result in any of the conditions set forth in Article VIII not being satisfied.

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SECTION 7.6           Change of Name of Purchaser. The Purchaser will effect a change of its corporate name from Net Profits Ten, Inc. to World Moto Company, or such other similar name as the Seller and Purchaser mutually determine, prior to the Closing.

SECTION 7.7           Confidentiality. Upon the Closing, all confidential or proprietary information related to the Assets, whether or not disclosed to Purchaser, shall be and become the property of Purchaser, and thereafter shall not be used or disclosed by Seller for any purpose whatsoever, without the prior written consent of Purchaser.

SECTION 7.8           Publicity. Neither Seller nor Purchaser shall issue any press release, public announcement or other disclosure of information concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of Purchaser, on the one hand, or Seller, on the other hand, which approval will not be unreasonably withheld, unless, in the judgment of Seller or Purchaser, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange or market on which Purchaser lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof. Seller and Purchaser agree that the initial press release to be issued in connection with the transactions contemplated hereby shall be in a form mutually agreed by them.

SECTION 7.9           Use of Seller Names. The Assets include, and the Ancillary Agreements shall convey to Purchaser, all rights in and to all names used in the business of the Seller, and therefore after the Closing none of Seller or its Affiliates shall be entitled to use any names used in the business prior to Closing, or any abbreviation, derivation or variation thereof, in or for the name or title of any entity, trade, product or business anywhere in the world from and after the Closing. Seller shall, simultaneously with the Closing, undertake and promptly pursue all necessary action to change its business and corporate names, including Internet domain names, to new names bearing no resemblance to any of its present names so as to permit the use of such names by Purchaser. Without limiting the foregoing, at the Closing, Seller will deliver to Purchaser such documents as Purchaser shall reasonably request to effectuate the foregoing.

SECTION 7.10         Non-competition; Non-solicitation.

(a)          Each of the parties acknowledges that the covenants and agreements in this Section 7.10 are conditions precedent to Purchaser’s obligations to consummate the transactions contemplated by this Agreement and the other Ancillary Agreements, and that Purchaser would not enter into the transactions contemplated by this Agreement and the other Ancillary Agreements but for the agreements of Seller and the Officers with Purchaser in this Section 7.10. Seller and the Officers acknowledge, jointly and severally, that from and after the Closing Date, Purchaser and its Affiliates will sell Products to customers located in markets throughout the world and that engagement by Seller or the Officers in their individual capacities in the activities restricted by this Section 7.10 during the applicable periods anywhere in the world other than for the benefit of Purchaser or any of its Affiliates could cause Purchaser or any of its Affiliates irreparable damage.

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(b)          Subject to the provisions of this Section 7.10, each of the Seller and the Officers agrees that for a period of five (5) years from the Closing Date, neither it nor any of its, as a director, officer, employee, investor, lender, consultant or in any other capacity, shall, directly or indirectly (A) engage (including as a director, officer, employee, investor, lender, consultant or in any other capacity with respect to an entity that engages in whole or in part) in any business that is substantially similar to the business of the Seller as of immediately before the Closing Date (“Business”) or that competes with the Business, or develops, manufactures, markets or sells any product that is or would be competitive with, or a substitute for, or includes features, functionality, structure or architecture substantially similar to, any of the Products, anywhere in the world, (B) hire, including as a director, officer, employee, investor, lender, consultant or in any other capacity, any current employee of Seller or employee of Purchaser whose employment with Purchaser has been terminated by Purchaser for reasons other than the conduct of the employee consisting of improper performance or nonperformance of the employee’s duties and responsibilities, engaging in willful misconduct including fraud or intentional misrepresentation, conviction of a felony or misdemeanor (other than traffic violations), repetitive drunkenness or drug abuse, or violation of company policies or the code of conduct, (C) induce or attempt to induce, any director, officer, employee, representative or agent of Purchaser or any of its Affiliates engaged in the manufacture, storage, distribution or sale of the Products to leave the employ of Purchaser or any such Affiliate, or violate the terms of their contracts, or any employment arrangements, with Purchaser or any such Affiliate, or (D) solicit or divert or attempt to solicit or divert any current or former customer of Purchaser; provided, however, that it shall not be deemed to be a violation of this subsection (b) for Seller or its Affiliates to invest in securities having less than one percent (1%) of the outstanding voting power of any Person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system.

(c)          Seller, the Officers and Purchaser acknowledge that this Section 7.10 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement. Each of Seller, the Officers and Purchaser has independently consulted with its or his counsel and after such consultation agrees that the covenants set forth in this Section 7.10 are reasonable and proper. It is the desire and intent of the parties that the provisions of this Section 7.10 shall be enforced to the fullest extent permissible under applicable Law. If all or part of this Section 7.10 is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Each of the parties agrees that in the event of a breach by a party of the provisions of this Section 7.10, money damages would not be an adequate remedy and that the other party shall be entitled to seek temporary, preliminary or permanent injunctive relief without the necessity of proving damages or posting a bond. If any part of this Section 7.10 is held to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable Law.

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SECTION 7.11         Information and Documents. From and after the date hereof and pending the Closing, upon reasonable advance notice, Seller shall permit Purchaser and its representatives to have access, during regular business hours, to the assets, employees, books and records of Seller, and shall furnish, or cause to be furnished, to Purchaser, such financial, Tax and operating data and other available information with respect to the Assets as Purchaser shall from time to time reasonably request; provided, that no such access shall unreasonably interfere with Seller’s operation of its businesses; provided further, that, prior to the Closing, all information received by Purchaser and given by or on behalf of Seller in connection with this Agreement and the transactions contemplated hereby will to the extent permitted under applicable Law, be held in confidence by Purchaser and its Affiliates, agents and representatives and will not be disclosed to any other Persons without the prior consent of Seller (provided that the foregoing obligation of non-disclosure shall not apply to any information which prior to or after the time of disclosure, becomes generally available to the public, not as a result of any act or omission by Purchaser or its Affiliates, agents and representatives).

SECTION 7.12          Post-Closing Financing. Purchaser will use its reasonable commercial efforts, in light of the circumstances of its business, capitalization and capital markets, to raise $1,700,000 in equity capital after the Closing Date, on the same terms or substantially similar terms as the Purchaser issued its common stock in the Pre-Closing Financing.

SECTION 7.13         Pre-Closing Services. Prior to the Closing, during the period from the signing of this Agreement until the Closing Date, Purchaser engages the general services of Seller, such services to be as reasonably determined by Purchaser and Seller, on an as needed basis from time to time, for the amount of $17,000 to be paid on September 1, 2012, and $10,000 to be paid on the first of each month commencing October 1, 2012, until the earlier of the Closing Date or December 1, 2012, for a maximum of $47,000 in the aggregate (the initial and monthly and aggregate fees to be referred to as the “Services Fees”). Seller will provide the services to Purchaser, in the manner as Seller determines using such of its personnel in such locations as it decides is reasonably practicable, in accordance with the fulfillment of its service obligations to Purchaser.

ARTICLE VIII
CONDITIONS TO CLOSING; CLOSING DELIVERIES

SECTION 8.1           Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a)          each of the representations and warranties of Seller contained in this Agreement that are not qualified by materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), and if qualified by materiality or Material Adverse Effect, shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date);

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(b)          Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)          there shall not have occurred a Material Adverse Effect;

(d)          Seller and shall have delivered to Purchaser in writing, at and as of the Closing Date, a certificate duly executed by Seller, in form and substance reasonably satisfactory to Purchaser and its counsel, certifying that the conditions in each of Sections 8.1(a), (b) and (c) have been satisfied;

(e)          there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(f)          all Required Consents set forth on Schedule 8.1(f) shall have been obtained or made on terms and conditions reasonably satisfactory to Purchaser;

(g)          all consents, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental Body required in connection with the execution, delivery or performance hereof and the transfer, if any, of all Permits shall have been obtained or made on terms and conditions reasonably satisfactory to Purchaser; and

(h)          Seller shall have made each of the closing deliveries set forth in Section 8.3 to Purchaser.

SECTION 8.2           Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

(a)          each of the representations and warranties of Purchaser contained in this Agreement that are not qualified by materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), and if qualified by materiality or Material Adverse Effect, shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date);

(b)          Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c)          Purchaser shall have delivered to Seller in writing, at and as of the Closing Date, a certificate duly executed by Purchaser, in form and substance reasonably satisfactory to Seller and its counsel, certifying that the conditions in each of Sections 8.2(a) and (b) have been satisfied;

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(d)          Purchaser shall have delivered to the Seller, and subject to the provisions of this Agreement, (i) a copy of the filed Charter Documents, as amended, of Purchaser, certified as of a recent date by the Nevada Secretary of State; (ii) a certificate of the Secretary of Purchaser dated the Closing Date and certifying (A) that attached is a true, correct and complete copy of the Charter Documents of Purchaser as in effect on the date of the certificate and at all times since a date prior to the date of the resolutions of Purchaser described in item (B) below, (B) that attached is a true, correct and complete copy of the resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and all other documents delivered by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement and all other documents, and that these resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the filed Charter Documents of Purchaser have not been amended since the date of the last amendment furnished pursuant to (i) above and no action has been taken by Purchaser or its shareholders, directors or officers in contemplation of the filing of any further amendment or in contemplation of the liquidation or dissolution of Purchaser, and (D) as to the incumbency and specimen signature of the officer of Purchaser executing this Agreement or any other document; (iii) a certificate of counsel to Purchaser dated the Closing Date as to the incumbency and signature of the Secretary of Purchaser;

(e)          As set forth and based on the assumptions set forth in this Agreement and including any other adjustments to the Purchaser Common Stock contemplated in this Agreement, the Closing Date Payment will represent not less than 60% of the issued and outstanding shares of common stock of the Purchaser immediately after the Closing;

(f)          Purchaser shall have eliminated all obligations and liabilities of Purchaser as of the Closing Date, other than monetary obligations of not more than $2,000, in each case to the satisfaction of the Seller;

(g)          As of a time immediately prior to the Closing Date, the Purchaser will have no more than 150,000,000 shares of Purchaser Common Stock issued and outstanding, and no preferred stock outstanding, and no obligation to issue any shares of Purchaser Common Stock pursuant to any warrants, options, convertible securities or other agreements, whether oral or written, other than Purchaser Common Stock in the Pre-Closing Financing, for the conversion of any assumed obligation of the Seller, or for the payment of any finder fees in connection with the Pre-Closing Financing or as otherwise specifically provided in this Agreement;

(h)          As of the Closing Date, the Purchaser will have raised the Pre-Closing Financing, which investor funds from the sale of the Purchaser Common Stock will be good funds in an account of the Purchaser, or such other account as mutually agreed upon by the Parties, and such gross proceeds will not have been used to pay any of the liabilities of the Purchaser existing at or before the Closing Date, including the cost of the raising of such amount;

(i)          As of the Closing Date, any applicable waiting period under Rule 14f-1 promulgated under the Securities Exchange Act of 1934 will have been satisfied and the sole director and officer of the Purchaser shall have resigned as a director and officer of Purchaser. Concurrently, Chris Ziomkowski and Paul Giles will have been appointed by the sole director of the Purchaser to be directors of the board of directors of Parent;

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(j)          As of the Closing Date the name of the Purchaser will have been changed to a name that is the same as or similar to World Moto Company, as agreed upon by the Seller and Purchaser.

(k)          there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(l)          all consents, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental Body required in connection with the execution, delivery or performance hereof shall have been obtained or made on terms and conditions reasonably satisfactory to Seller; and

(m)          Purchaser shall have made each of the closing deliveries set forth in Section 8.4 to Seller.

SECTION 8.3           Seller’s Closing Deliveries. At the Closing, Seller shall deliver to Purchaser the following:

(a)          the Bill of Sale and Assignment, Assignments of the Patents in the form of Exhibit 8.3(a), each duly executed by Seller, and Seller shall duly execute and deliver, or cause to be duly executed and delivered, to Purchaser such other deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Assets as Purchaser may reasonably request and as may be necessary to vest in Purchaser’s title to all of the Assets as herein provided, in each case subject to no Lien except for Permitted Exceptions;

(b)          such documents as Purchaser shall require to effect the transfer of all Propriety Rights of Seller, in a form acceptable to Purchaser;

(c)          a copy of the current version of Source Code for all Seller Software;; and

(d)          all such other documents and instruments as are to be delivered by it at the Closing pursuant to this Agreement or as Purchaser and its counsel may reasonably request in connection with the consummation of the transaction contemplated hereby.

SECTION 8.4           Purchaser’s Closing Deliveries. At the Closing, Purchaser shall deliver to Seller the following:

(a)          the shares of Purchaser Common Stock representing the Closing Date Payment; and

(b)          an executed copy of the Assumption Agreement, and Purchaser shall duly execute and deliver to Seller such other instruments of assumption with respect to the Assumed Obligations as Seller may reasonably request.

SECTION 8.5           Frustration of Closing Conditions. Neither Seller nor Purchaser may rely on the failure of any condition set forth in Sections 8.1 or 8.2, as the case may be, if such failure was caused by such party’s failure to use its reasonable best efforts to comply with any provision of this Agreement.

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ARTICLE IX
MISCELLANEOUS

SECTION 9.1           Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intellectual property, recordation, documentary stamp or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne equally by Purchaser and Seller, and the parties shall use commercially reasonable efforts and shall cooperate with the other to minimize the amount of any such taxes.

SECTION 9.2           Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, the parties shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

SECTION 9.3           Submission to Jurisdiction; Consent to Service of Process.

(a)          The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be subject to the jurisdiction of the United States District Court for the Southern District of New York, and in the absence of such jurisdiction, the Supreme Court of the State of New York, New York County. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)          Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 9.6.

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SECTION 9.4           Entire Agreement; Amendments and Waivers. This Agreement (including the Seller Disclosure Schedules and exhibits hereto), the Ancillary Agreements and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 9.5           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without giving effect to principles of conflicts of laws thereof.

SECTION 9.6           Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller, to:

World Moto (Thailand) Co., Ltd.

Facsimile: ___________________
Attn:

With a copy (which shall not constitute notice) to:

_____________________________

_____________________________

If to Purchaser, to:

Net Profits Ten, Inc.

7956 Gen Luna Street

Quiapo Metro

Manila, Philippines

Facsimile: (——)

Attn: Marlon Liam

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With a copy (which shall not constitute notice) to:

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue

New York, New York 10022

Facsimile: (212) 754-0330

Attn: Andrew D. Hudders, Esq.

SECTION 9.7           Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 9.8           Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any Person or Persons purchasing all or substantially all of the Assets conveyed by this Agreement and (ii) designate one or more of its Affiliates to perform its obligations hereunder; provided, further, however, that in any such case, Purchaser shall remain responsible for the performance of all of its obligations hereunder. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations.

SECTION 9.9           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

SECTION 9.10         Waiver of Jury Trial. Each party hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Legal Proceeding directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreements or any transaction contemplated hereby or thereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

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SECTION 9.11         Performance. Purchaser acknowledges and agrees that the breach of this Agreement by it would cause irreparable damage to Seller and that Seller will not have an adequate remedy at Law, and Seller acknowledges and agrees that the breach of this Agreement by Seller would cause irreparable damage to Purchaser and that Purchaser will not have an adequate remedy at Law. Therefore, the obligations of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith (without any needs to post a bond or additional security, and without any need to prove the absence or availability of other remedies). Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Net Profits Ten, Inc.

By:	/s/ Marlon Liam
Name: Marlon Liam
Title: President and CEO

WORLD MOTO (THAILAND) CO., LTD.

By:	/s/ Paul Giles
Name: Paul Giles
Title: President

/s/ Chris Ziomkowski

CHRIS ZIOMKOWSKI

/s/ Paul Giles

PAUL GILES

Form of Assumption Agreement for Debt – Exhibit 1.1(a)(1)

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”) is made as of ________, 2012, by and between, World Moto (Thailand) Co., Ltd., a corporation established under the laws of the Kingdom of Thailand (“Seller”), and Net Profits Ten, Inc., a Nevada corporation (“Purchaser”). Each capitalized but undefined term used in this Agreement will have the meaning given to it in that certain Asset Purchase Agreement dated as of September 1, 2012, by and among Purchaser and Seller, among others (the “Purchase Agreement”).

WHEREAS, subject to the terms and conditions set forth in the Purchase Agreement, Seller has agreed to sell, assign, transfer and deliver to Purchaser, and Purchaser has agreed to purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Assets; and

WHEREAS, pursuant to Section 2.2 of the Purchase Agreement, Purchaser has agreed to assume a certain obligation and liability of Seller.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.          Assumption of Assumed Liabilities. Purchaser hereby assumes and agrees to pay, perform, fulfill and discharge the Assumed Liabilities, which as of the date hereof it is agreed that the assumed liability is only the obligation of Seller to CBMZ in the amount of $75,000. For the avoidance of doubt, the Assumed Liabilities shall not include any of the Excluded Liabilities.

2.          Conflict with Purchase Agreement. In the event of any conflict between the provisions hereof and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern. This Agreement is intended to confirm, and not alter or supplement, the provisions of the Purchase Agreement. Nothing herein shall be deemed to render Purchaser liable for any liabilities or obligations of Seller other than the Assumed Liabilities.

3.          Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

4.          Execution. This Agreement may be executed in counterparts, each of which is deemed an original and all of which taken together constitute one and the same instrument.

5.          Successors and Assigns. This Agreement is binding upon and inures to the benefit of Purchaser and Seller and their respective heirs, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person, other than Purchaser and Seller and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this instrument.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed and delivered as of the date and year first above written.

NET PROFITS TEN, INC.

By:
Name: Marlon Liam
Title: President and CEO

WORLD MOTO (THAILAND) CO., LTD.

By:
Name: Paul Giles
Title: President

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Form of Bill of Sale and Assignment – Exhibit 1.1(a)(2)

BILL OF SALE

This Bill of Sale (this “Bill of Sale”), dated as of ___________, 2012, is given by World Moto (Thailand) Co. Ltd., a corporation established under the laws of the Kingdom of Thailand (“Seller”), Chris Ziomkowski, the Chief Technical Officer of the Seller (“Chris”), and Paul Giles, the Chief Executive Officer of the Seller (“Paul”) to Net Profits Ten, Inc., a Nevada corporation (“Purchaser”), pursuant to the terms of that certain Asset Purchase Agreement, dated as of September 1, 2012, by and among Seller, Chris, Paul and Purchaser (the “Purchase Agreement”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably and unconditionally sells, conveys, assigns, transfers and delivers to Purchaser, its successors, designees and assigns, all right, title and interest in and to the Assets, free and clear of all Liens, other than Permitted Exceptions.

To have and to hold all of the foregoing and unto Purchaser, its successors and assigns, forever.

Seller hereby further covenants and agrees that, from time to time after the delivery of this instrument, at Purchaser’s request and without further consideration, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments and assurances as may be required to convey, transfer to and vest in Purchaser any of the Assets. This Bill of Sale is understood and agreed to be subject to all the terms and conditions set forth in the Purchase Agreement including, without limitation, terms relating to the survival of, and indemnification with respect to, the representations, warranties and covenants of Seller. Seller hereby authorizes and grants its power of attorney to Purchaser and appoints Purchaser and its officers as Seller’s attorney-in-fact to take any appropriate action in connection with any of the foregoing, in the name of Seller or in its own name but at its own expense.

This Bill of Sale shall inure to the benefit of and be binding upon the respective successors and assigns of Purchaser and Seller.

This Bill of Sale shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. This Bill of Sale may be executed by facsimile or electronic signature.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of the date first written above.

WORLD MOTO (THAILAND) CO., LTD.

By:
Name: Paul Giles
Title: President

CHRIS ZIOMKOWSKI

PAUL GILES

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Form of Lock Up Agreement – Exhibit 5.12

Dated as of __________, 2012

World Moto ___

Ladies and Gentlemen:

In order to induce the above addressed company to transfer the shares of the common stock (“Common Stock”) of the company that I seek to become the transferee of, such shares having been issued pursuant to an Asset Purchase Agreement dated _______, 2012 (“Asset Purchase Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on _____, 2012 through and including the date that is the 365th day after the Asset Purchase Agreement (the “Lock-Up Period”), the undersigned, or any affiliated party of the undersigned, will not, without the prior written consent of the company, directly or indirectly:

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the company, transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or to a charity or educational institution; provided, however, that it shall be a condition to the transfer that (A) the transferee executes and delivers to the company not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement and otherwise satisfactory in form and substance to the company, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

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The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

Schedules

To

Asset Purchase Agreement – Net Profits Ten, Inc. and World Moto (Thailand) Co., Ltd.

It is agreed among the Parties to the Agreement, that any disclosure on one schedule will be deemed disclosure on any other schedule as to which such disclosure may be relevant or amending, without the need for any specific cross reference.

Schedule 2.1(b)          Patent Rights

Number	Type	Date	Authority	Description
61/401,337	Provisional	10 Aug 2010	USPTO	Universal Vehicle Management System
13/137,345	Regular-Utility	08 Aug 2011(*)	USPTO	Universal Vehicle Management System
US2011/001401	PCT	08 Aug 2011(*)	USPTO - RO	Universal Vehicle Management System

* Claim priority to provisional application on 10 Aug 2010

****

Schedule 2.1(c)          Copyrights and Website Domain Names

No Copyrights

Website Domain Names:

worldmoto.com

worldmoto.net

worldmoto.org

motometer.com

moto-meter.com

****

2

Schedule 2.1(d)          Trademarks

None

****

Schedule 5.4(b)          Products and Software

Products:

Product	Version	Description
Moto-Meter Eagle	1.0.4-174	Solidworks enclosure models, Orcad PCB schematic, Orcad PCB Layout, firmware including C code and ARM Cortex-M0 assembly files.
Black Box (Palpus)	1.26	Orcad PCB schematic, Orcad PCB Layout, firmware including C code and ARM Cortex-M0 assembly files

Software:

Other than firm software associated with the Products, there is no software being transferred.

****

Schedule 5.4(c)          Proprietary Rights and Agreements, Licenses, Sublicenses, Assignments

None

****

Schedule 5.4(e)          Exceptions

Number	Exception
13/137,345	Patent application is currently stalled due to non receipt of office communication. Petition to withdraw holding of abandonment has been filed with USPTO and is expected to be granted shortly.
13/137,345	Optional – Petition to make special via request under PCT Patent Prosecution Highway is recommended as soon as above petition is granted.
PCT/US2011/001401	National phases for most target countries must be entered before 10 Feb 2013. Preparations for this must be started as soon as practical.

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****

Schedule 5.4(f)          Infringements

None

****

Schedule 5.4(g)          Software Source Code Publications

None

****

Schedule 5.4(h)          Exclusive Right to Software

None

****

Schedule 5.4(i)          Interference with Contract

None

****

Schedule 5.4(k)          Web Site and Other Rights Limitations

None

****

Schedule 5.4(m)          Employees Without Work For Hire Agreements

None

****

Schedule 5.4(n)          Applicable Law Exception

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None

****

Schedule 5.5           Sufficiency exception

None

****

Schedule 5.6(b)          Material Agreements

None

****

Schedule 5.14         Transactions with Affiliates

None

****

Schedule 8.1(f)          Required consents

None

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